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                                 EXHIBIT 10(m)


                      SENIOR MANAGER EMPLOYMENT AGREEMENT
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    This Agreement (the "Agreement") is made and entered into as of
December 22, 1993, between BancTEXAS Group Inc., a Delaware corporation (the "Company"), and David F. Weaver (the "Manager").
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    WHEREAS, the Manager is a key employee of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company; and

    WHEREAS, the Company wishes to induce its key employees to remain in the employment of the Company and to assure itself of both present and future continuity of management in the event of any actual or threatened change in control of the Company;

    NOW, THEREFORE, the parties hereby accept that the Company shall employ the Manager, and the Manager shall accept employment from the Company, upon the terms and conditions hereinafter set forth.

                                   ARTICLE I
                              OPERATION AND TERM

    1.1 Operation of Agreement. This Agreement shall be effective as of
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the date first written above but, anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any of its provisions shall be operative unless and until there has been a Change of Control (as hereinafter defined) of the Company (the "Operative Date"). If the aforementioned Change of Control has not occurred by 12:01 A.M. Dallas, Texas, time on December 31, 1994, this Agreement shall automatically, without necessity of any further or additional act or deed on the part of the parties hereto, or either of them, cease to be of any continuing force or effect.

    1.2 Term. Unless sooner terminated as permitted by Article IV of
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this Agreement, the Term (herein so called) of this Agreement shall commence as of the Operative Date and shall expire at 12:01 A.M. Dallas, Texas, time on January 1, 1995.

                                  ARTICLE II
                                  EMPLOYMENT

    2.1 Position. The Company shall continue the Manager in the employ
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of the Company as the President South Texas Region for the Term. During
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such period, the Manager shall have the powers and duties hereinafter set forth in this Article II below and such other powers and duties as may be consistent with this Agreement.



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    2.2 Duties. The Manager shall have such authority with respect to
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the business and affairs of the Company as may be specified by the Chief
Executive Officer of the Company, and shall perform such other duties as are specified in the Bylaws of the Company or the Bank or as the Board of Directors of the Company or the Bank (the "Board") may from time to time direct consistent with this Agreement. The Manager shall faithfully exercise all the powers and authority, and shall perform all the duties, pertaining to the office set forth in Section 2.1 hereof in a manner consistent with the direction of the Board and the Chief Executive Officer.

    2.3 Full Time. During the Term, the Manager shall devote his full working
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time, best efforts and undivided attention to the business and affairs of the Company except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude the Manager from devoting reasonable periods required for engaging in charitable and community activities, and managing his personal investments, in each case so long as such activities do not interfere with the proper performance of his duties hereunder.

                                  ARTICLE III
                                 COMPENSATION

    3.1 Salary. For all services rendered by the Manager in any capacity
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during the Term, the Manager shall be paid as compensation a base salary payable monthly at the rate of no less than $107,500 per year, with such
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merit increases in such rate as shall be awarded from time to time by the Board.

    3.2 Bonus. In addition to the salary to be paid as provided in
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Section 3.1 above, the Board shall annually agree upon the basis on which the Manager may receive an annual performance incentive award.

    3.3 Other Benefits. During the Term, the Manager shall be entitled to
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perquisites customarily enjoyed by a similarly situated officer of a corporation such as the Company, including without limitation an office and secretarial and clerical staff, and to like fringe benefits, including without limitation all employee benefits offered by the Company to its employees generally, as well as to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by him in the course of his duties.

    3.4 Indemnification. During the Term, the Company shall indemnify
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the Manager against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by the Manager in connection with any threatened, pending or completed action, suit or proceeding ("Proceeding") to which he was or is named defendant or respondent by reason of his serving or having served as an officer or director of the Company or, at the


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Company's request, as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including but not limited to the Bank, if it is determined in accordance with the Bylaws of the Company that the Manager (a) conducted himself in good faith, (b) reasonably believed that his conduct was in the Company's best interest and (c) had no reasonable cause to believe that his conduct was unlawful. No indemnification shall be made under this
Section 3.4 in respect of any Proceeding in which the Manager shall have been found liable on the basis that a personal benefit was improperly received by him. The indemnification provided by this Section 3.4 shall not be deemed exclusive of, or to preclude, any other rights to which the Manager may at any time be entitled under the Company's or the Bank's Bylaws, any law, agreement or vote of shareholders or directors, or otherwise, or under any policy of insurance purchased and maintained by the Company on behalf of the Manager.

    3.5 Withholding. All payments made by the Company hereunder to the
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Manager or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other provisions to the end that it has sufficient funds to pay all taxes required by law to be withheld in respect of any or all of such payments.

                                  ARTICLE IV
                                  TERMINATION

    4.1 Termination.
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    (a) As used in this Agreement, "Termination" shall mean:

        (i) The death of the Manager;

        (ii) The total mental or physical disability (the "Disability") of the Manager which prevents the Manager from substantially performing his duties under this Agreement (as determined by a majority of three doctors of medicine, one each of whom shall be appointed by the Manager or his representative and the Company, respectively, within ten days after written notice by either party to the other, and the third of whom shall be appointed jointly by the two previously appointed physicians within ten days after the later of their two appointments; provided that if any such appointment is not made within
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    the applicable ten-day period, either party shall be entitled to have such appointment made by the American Arbitration Association), and the continuance of the Disability for a period of 180 consecutive days. The Company


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    shall pay the fees and expenses of each physician appointed pursuant to the preceding sentence;

        (iii) The voluntary resignation by the Manager from his employment with the Company for a reason other than that described in Section 4.1(a)(vi) below, which shall be made by written notice to the Board specifying an effective date of such resignation;

        (iv) The termination of the Manager by the Company for Cause (as hereinafter defined) by written notice to the Manager specifying an effective date of termination on or after the date of such notice;

        (v) Termination of the Manager without Cause by the Company or the Bank, which shall have occurred at any time prior to the first anniversary of the date that the Change of Control (as herein defined) was effective; or

        (vi) A voluntary resignation by the Manager after a determination by the Manager made in good faith that upon or after the occurrence of a Change of Control a significant reduction or other adverse change has occurred in the nature or scope of the responsibilities and authorities or compensation of the Manager attached to the Manager's position or, except for a move to or from Houston, Dallas, Irving, or McKinney, Texas, a change of more than thirty-five (35) miles has occurred in the location of the Manager's principal office, which shall have occurred at any time prior to the first anniversary of the date that the Change of Control (as herein defined) was effective.

    (b) In the event of Termination, the Company shall pay the Manager an amount computed as follows:

        (i) if the Termination is pursuant to Section 4.1(a)(i), the Company shall pay to the estate of the Manager, not later than thirty
    (30) days following the date of such Termination, a cash sum equal to the base salary then in effect for the Manager prorated up to and including the date of Termination;

        (ii) if the Termination is pursuant to Section 4.1(a)(ii), the Company shall pay to the Manager or his representative not later than thirty (30) days following the date of such Termination, a cash sum equal to one year's salary;

        (iii) if the Termination is pursuant to Section 4.1(a)(iii) or (iv), the Company shall pay to the Manager or his representative the base salary then in effect for the Manager prorated up to and including the date of Termination; or


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        (iv) if the Termination is pursuant to Section 4.1(a)(v) or (vi), the Company shall pay to the Manager or his representative, not later than the fifth day following the date of such Termination, a lump sum payment (the "Payment") equivalent to one year's salary, paid by the Company (or any corporation affiliated with the Company within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended, [the "Code"]). It is the intention of the parties hereto that no portion of the Payment shall constitute a "parachute payment" within the meaning of Section 280G(b)(2)(A) and (B) of the Code (without regard to Section 280G(b)(2)(A)(ii) thereof).

In addition to all other amounts payable to the Manager under this Agreement, the Manager shall be entitled to receive all benefits payable under the Company's pension plan, and any other plan or agreement relating to retirement benefits or to compensation previously earned and not yet paid, in accordance with the respective terms of such plans or agreements.

    (c) The parties acknowledge and agree that the compensation to be paid by the Company to the Manager as a result of any Termination shall be limited to the amount specified in Subsection (b) of Section 4.1 and the Manager shall not be entitled to any further salary or benefits (other than those accrued at the time of such Termination under Company retirement or profit sharing plans) from the Company after such Termination, and no payment hereunder shall be due and payable by the Company to the Manager at such time to the extent that such payment, if made, would be duplicative of any other payment receivable by the Manager from the Company under another employment agreement or other similar arrangement. In consideration for the payment provided in Subsection 4.1(b) (or by any such other aforementioned employment agreement or similar arrangement), the Manager hereby releases the Company from any claims or liability for additional salary or benefits (other than those accrued at the time of such Termination under Company retirement or profit sharing plans) during the Term under this Agreement.

    4.2 Definitions.
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    (a) As used in this Agreement, "Cause" shall mean and include only:

        (i) an Act of fraud, embezzlement or theft constituting a felony and resulting or intended to result directly or indirectly in substantial personal gain to the Manager at the expense of the Company or the Bank;

        (ii) if the Manager has failed to devote substantially all of his business time (that is time after giving effect to illness, permitted vacations and other customary absences) during normal business hours to the business and affairs of


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    the Company or the Bank and does not cure such failure within ten (10)
    days after written notice thereof; or

        (iii) a gross violation of Company policy.

    (b) As used in this Agreement, a "Change of Control" of the Company shall have occurred if (A) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former stockholders of the Company, or (B) the Company sells all or substantially all of its assets to another corporation, which is not a wholly-owned subsidiary of the Company, or (C) there is an acquisition of twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions by any person or group within the meaning of the Securities Exchange Act of 1934, or (D) there is a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements, or (E) within any period of twelve consecutive months individuals who at the beginning of such period constitute the Board of Directors of the Company and new director(s) whose election by the Board of Directors or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease, for any reason, to constitute a majority of the Board of Directors.

                                   ARTICLE V
                           CONFIDENTIAL INFORMATION

    5.1 Confidential Information. The Manager recognizes that the Manager's
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retention by the Company is one of the highest trust and confidence by reason of the Manager's access to and contact with certain trade secrets and confidential and proprietary information of the Company. The Manager agrees and covenants to use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets, confidential business practices and proprietary information of the Company. The Manager further agrees and covenants that, except as may be required by the Company in connection with this Agreement, or with the prior written consent of the Company, the Manager shall not, either during the Term or thereafter, directly or indirectly, use for the Manager's own benefit or for the benefit of another, or disclose, disseminate or distribute to another, any trade secret, confidential business practice or proprietary information (whether or not acquired,


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learned, obtained or developed by the Manager alone or in conjunction with another) of the Company or of any other person with whom the Company has a business relationship. The Manager further agrees and covenants that the Manager shall not, either during the Term or for a period of two years thereafter, directly or indirectly, induce or attempt to induce any employee of the Company to leave the employ of the Company. All memoranda, notes, records, drawings, documents or other writings whatsoever made, compiled, acquired or received by the Manager during the Term arising out of, in connection with, or related to any activity or business of the Company are and shall continue to be the sole and exclusive property of the Company, and shall, together with all copies thereof, be returned and delivered to the Company by the Manager immediately, upon demand, when the Manager ceases to be employed by the Company, or at any other time upon Company's demand.

                                  ARTICLE VI
                        ARBITRATION AND LEGAL EXPENSES

    6.1 Arbitration.
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    (a) All disputes, differences or questions arising out of or relating to this Agreement (including, without limitation, those as to the validity, interpretation, breach, violation or termination hereof) shall, at the sole option of the Manager, be finally determined and settled pursuant to arbitration at Dallas, Texas, by three arbitrators, one to be appointed by the Company, one by the Manager, and a neutral arbitrator to be appointed by such two party-appointed arbitrators. The neutral arbitrator shall act as chairman. Any such arbitration may be initiated by the Manager by written notice to the Company specifying the subject of the requested arbitration and appointing such party's arbitrator for such arbitration.

    (b) Should (i) the Company fail to appoint an arbitrator by written notice to the Manager within ten days after the receipt of the Arbitration Notice, or (ii) the two arbitrators appointed by or on behalf of the parties herein fail to appoint a neutral arbitrator within ten days after the date of the appointment of the last arbitrator appointed by or on behalf of the parties, then the American Arbitration Association, upon application of the Manager, shall appoint an arbitrator to fill any such position with the same force and effect as though such arbitrator had been appointed.

    (c) The arbitration proceeding shall be conducted in the English language in Dallas, Texas, in accordance with the rules of the American Arbitration Association. A determination, award or other action shall be considered the valid action of the arbitrators if supported by the affirmative vote of two or three of the three arbitrators. The costs of arbitration (exclusive of the expense of a party in obtaining and presenting evidence and


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attending the arbitration, and of the fees and expense of legal counsel to such party, all of which shall be borne by such party) shall be shared equally by the Company and the Manager. The arbitration award shall be final and conclusive and shall receive recognition, and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

    6.2 Reimbursement of Legal Expenses. Notwithstanding any other provision
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hereof, if the Manager institutes any legal proceeding or arbitration involving the Company because he believes that the Company has failed to comply with any of its obligations under this Agreement, or in the event that the Company institutes any legal proceeding to declare this Agreement void or unenforceable, or institutes any legal proceeding designed to deny or to recover from the Manager the benefits intended to be provided to the Manager hereunder, and the Manager is successful on the merits of such legal proceeding, the Company shall reimburse the Manager for reasonable expenses incurred by the Manager in retaining counsel in connection with the initiation or defense of any such legal proceeding or arbitration.

                                  ARTICLE VII
                               OTHER PROVISIONS

    7.1 Notices. All notices, consents, requests, demands, approvals or other
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communications which are required or permitted to be given to the parties hereto shall be in writing and shall be effective upon receipt by the party entitled to such notice at the following addresses:

    To the Company:                    BancTEXAS Group Inc.
                                       Suite 300
                                       13747 Montfort Drive
                                       Dallas, Texas 75240
                                       Attention: Richard H. Braucher
                                       Senior Vice President and
                                       General Counsel

    To the Manager:                    Mr. David F. Weaver
                                       14454 Twisted Oak
                                       Houston, Texas 77079

    The above addresses may be changed only by giving written notice of such change of address to the parties hereto.

    7.2 No Assignment. No right or interest to or in any payment shall be
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assignable by the Manager; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate


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from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

    7.3 Beneficiaries. The term "beneficiaries" as used in this Agreement,
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shall, in the event of the death of the Manager, include his estate and shall mean a beneficiary or beneficiaries designated on a form filed with the Company by the Manager to receive any amount that may be payable after his death, or, if no beneficiary has been so designated, the legal representative of the Manager's estate. In the event of the Manager's death or a judicial determination of his incompetence, reference in this Agreement to the Manager shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

    7.4 Holidays. If any event provided for in this Agreement is scheduled
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to take place on a legal holiday, such event shall take place on the next succeeding day that is not such a legal holiday.

    7.5 Captions. The captions, headings and arrangements used in this
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Agreement are intended solely for convenience and do not in any way affect, limit or amplify the provisions hereof.

    7.6 Successors. This Agreement shall be binding upon and shall inure to
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the benefit of the Manager and his heirs and legal representatives, and the Company and its successors, including without limitation any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "the Company" for the purposes of the Agreement), but shall not otherwise be assignable by the Company.

    7.7 Amendment and Waiver. No provision of this Agreement may be
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amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board or any authorized committee of the Board and shall be agreed to in writing, signed by the Manager and by an officer of the Company thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the time or at any prior or subsequent time.

    7.8 Invalid Provisions. If any provision of this Agreement is held to
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be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of


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this Agreement; the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    7.9 Governing Law. The validity, interpretation, construction,
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performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.

    7.10 Counterparts. This Agreement may be executed in multiple counterparts,
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each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

    7.11 Interest. If the Company fails to pay to the Manager or any of his
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beneficiaries any amount payable hereunder at the time such payment is due, then in addition to such payment, the Manager or his beneficiaries shall be entitled to be paid interest on the past due amount at the highest rate allowed by applicable law from the date upon which such payment was due to the date of actual payment thereof.

    7.12 Venue. The parties hereto agree that venue for any action brought
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by either party hereto concerning the validity, interpretation, construction, performance or enforcement of this Agreement or any provision hereof shall lie in Dallas, Texas.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

    C O M P A N Y:                     BANCTEXAS GROUP INC.
    - - - - - - -



                                       By: /s/ Nathan C. Collins
                                          -------------------------------------
                                          Nathan C. Collins, Chairman
                                          of the Board, President and
                                          Chief Executive Officer



    M A N A G E R:                     /s/ David F. Weaver
    - - - - - - -                      ----------------------------------------
                                       David F. Weaver



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